Investor Contact:	Media Contact:
Meredith Mendola	Nicole Rowe
781-370-6151	781-370-6369
mmendola@ptc.com	nrowe@ptc.com
PTC Reports Second Quarter Fiscal Year 2007 Results
- Company Delivers Year-over-Year Total Revenue Growth of 14%, License Revenue Growth of
31%, and Net Income Growth of 62% -
NEEDHAM, Mass., April 25, 2007 — PTC (Nasdaq: PMTC), the Product Development Company®, today reported revenue of $228.1 million for the second quarter ended March 31, 2007, up 14% from the same period last year. Total license revenue for the second quarter of 2007 was $71.3 million, up 31% from the same period last year. Results for the second quarter of 2007 reflected significant year-over-year growth in Europe and North America and strength across all product lines.
“Our results reflect our continued success in the market,” said C. Richard Harrison, president and chief executive officer. “For the past two years, we have delivered revenue growth that is higher than overall market growth. This is the result of strong execution of our strategy to drive customer success by delivering highly differentiated solutions that are broad, scalable and integral. Additionally, our operating performance reflects continued operating margin expansion and earnings growth.”
GAAP operating income for the second quarter of 2007 was $21.3 million, compared with $15.1 million in the year-ago period. GAAP net income for the second quarter of 2007 was $17.4 million, or $0.15 per diluted share, compared with GAAP net income of $10.8 million, or $0.09 per diluted share, in the year-ago period. Non-GAAP operating income, which excludes stock-based compensation cost and amortization of acquisition-related intangible assets, was $33.6 million, or 15% of total revenue for the second quarter of 2007, compared with $26.8 million, or 13% of total revenue in the year-ago period. Non-GAAP net income, which excludes the items excluded from non-GAAP operating income and the related tax effect of those items, was $28.2 million for the second quarter of 2007, or $0.24 per diluted share, compared to $22.5 million in the year-ago period, or $0.20 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.
Cash and cash equivalents were $238 million at the end of the second fiscal quarter of 2007, up from $147 million at the end of the first fiscal quarter of 2007 primarily due to better-than-anticipated receivables collections, including seasonal annual maintenance collections. Cash flow from operations was $92.5 million and $76.1 million for the second quarter and first six months of 2007 respectively.
Second Quarter 2007 Revenue Metrics
PTC delivered the following results for the second quarter of fiscal 2007 compared to the same period last year:
•	Total revenue growth of 14%, driven by license revenue growth of 31%, maintenance revenue growth of 11%, and training and consulting service revenue growth of 3%;
•	Desktop Solutions total revenue growth of 11% to $146.3 million, driven by license revenue growth of 40% and maintenance revenue growth of 9%, partially offset by a training and consulting service revenue decline of 24%. License revenue growth reflects strong sales of Pro/ENGINEER®, including new seats, upgrades and modules, as well as revenue attributable to the recently acquired Mathcad® and IsoDraw® products, which we acquired in the third quarter of fiscal 2006 and first quarter of fiscal 2007, respectively;
•	Enterprise Solutions total revenue growth of 20% to $81.8 million, driven by training and consulting service revenue growth of 23%, maintenance revenue growth of 20%, and license revenue growth of 15%. Growth in license revenue was primarily attributable to sales of

PTC Reports First Quarter 2007 Results

Windchill® PDMLink® as more customers adopt our content and process management solutions both within engineering and the enterprise;
•	Total revenue from our reseller channel of $48.9 million, which grew 24%, reflecting significant adoption of our solutions in the SMB market around the world;
•	Revenue growth of 15% in North America, 24% in Europe and 1% in Asia-Pacific. Asia-Pacific revenue growth reflects 10% growth in the Pacific Rim partially offset by an 8% decline in Japan.
In the second quarter, PTC received orders from leading organizations, including Airbus; ASUSTeK Computer Inc.; Bang & Olufsen; Carrier Corporation; China Shipbuilding; Hewlett Packard Company; Hitachi, Ltd.; Limited Brands; MTU Friedrichshafen GmbH; and Schneider Electric Industries SAS.
First Six Months 2007 Revenue Metrics
PTC delivered the following results for the first six months of fiscal 2007 compared to the same period last year:
•	Total revenue growth of 15%, driven by license revenue growth of 22%, maintenance revenue growth of 12%, and training and consulting service revenue growth of 12%;
•	Desktop Solutions total revenue growth of 13%, driven by license revenue growth of 30% and maintenance revenue growth of 10%, partially offset by a training and consulting service revenue decline of 8%;
•	Enterprise Solutions total revenue growth of 18%, driven by training and consulting service revenue growth of 25%, maintenance revenue growth of 19%, and license revenue growth of 9%;
•	Total reseller channel revenue growth of 22%;
•	Revenue growth of 14% in North America, 17% in Europe, and 12% in Asia-Pacific. Asia-Pacific revenue growth reflects 18% growth in the Pacific Rim and 5% growth in Japan.
“We have the right strategy and are executing well,” continued Harrison. “Leading companies are faced with increasing pressure to improve product development processes, and they are choosing to partner with PTC when making important investment decisions to address these pressures. As a result, we continue to have a high degree of confidence in our business outlook, our ability to sustain annual organic revenue growth of at least 10%, and our ability to continue to drive significant operating margin and earnings growth in the second half of 2007.”
Third Quarter and Fiscal Year 2007 Financial Outlook
PTC’s revenue forecast for the third quarter of fiscal 2007 is between $235 million and $240 million. On a GAAP basis, earnings per share are expected to be between $0.15 and $0.18. The Company expects non-GAAP third quarter earnings per share to be between $0.26 and $0.29. These non-GAAP earnings expectations exclude the following third quarter estimated expenses and their tax effects:
•	Approximately $10 million of expense related to stock-based compensation
•	Approximately $3.5 million of acquisition-related amortization expense
PTC expects its cash balance to be approximately $260 million at the end of the third quarter.
For the fiscal year ending September 30, 2007, PTC expects revenue to be about $950 million. On a GAAP basis, earnings per share are expected to be between $0.71 and $0.76. The Company expects non-GAAP earnings per share to be between $1.17 and $1.22 for the fiscal year. These non-GAAP earnings expectations exclude the following full-year estimated expenses and their tax effects:
•	Approximately $40 million of expense related to stock-based compensation
•	Approximately $14 million of acquisition-related amortization expense

PTC Reports First Quarter 2007 Results

Important Information about Non-GAAP References
References by PTC to non-GAAP operating costs and expenses, non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share refer to costs and expenses, operating income, net income or earnings per share, respectively, excluding stock-based compensation cost, amortization of acquisition-related intangible assets, and their related tax effects, as well one-time tax items, if any. GAAP requires that these costs and charges be included in costs and expenses and, accordingly, used to determine operating income and earnings per share. PTC’s management uses non-GAAP operating costs and associated non-GAAP net income (which is the basis for non-GAAP earnings per share) to make operational and investment decisions, and PTC believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.
First, although PTC undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, PTC allocates these grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of PTC’s functional organizations since they are unrelated to our core operating metrics. Likewise, we believe that excluding amortization of intangible assets associated with acquisitions provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of acquisitions on our results of operations. In addition, PTC’s management excludes the financial statement effect of these items in creating operating budgets for PTC’s functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP earnings per share affords investors a view of earnings that may be more easily compared to peer companies and enables investors to consider PTC’s earnings on both a GAAP and non-GAAP basis in periods when PTC is engaged in acquisition activities or undertaking non-recurring activities.
PTC believes these non-GAAP measures will aid investors’ overall understanding of PTC’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how PTC plans and measures its own business. However, non-GAAP net income should be construed neither as an alternative to GAAP net income or earnings per share, as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on PTC’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.
Earnings Call Webcast
PTC will provide detailed financial information and an outlook update on its second quarter fiscal year 2007 results conference call and live webcast on April 25, 2007 at 10 a.m. ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on PTC’s web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same web address. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on April 30, 2007. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 402-220-9746.
PTC’s unaudited consolidated statements of operations, the unaudited condensed consolidated balance sheets, and the unaudited condensed consolidated statements of cash flows for the second fiscal quarter 2007 are attached.
About PTC
PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 40,000 companies worldwide. PTC customers include the world’s most innovative companies in manufacturing, publishing, services, government and life sciences

PTC Reports First Quarter 2007 Results

industries. PTC is included in the S&P Midcap 400 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.
Statements in this news release that are not historical facts, including statements about our confidence and strategies and our expectations about revenue, results of operations, market growth and market acceptance of our products, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Those risks and uncertainties include the following: we may be unable to achieve revenue and earnings growth at recent or expected future rates; the market for our products and customer adoption of our products may not continue to grow at recent rates; our recent acquisitions may not generate the revenue we expect; expense pressures, including those related to integrating acquired businesses as well as undertaking corporate development initiatives, may hinder our ability to achieve expected operating margin and earnings growth; as well as other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q.
PTC, The Product Development Company, Pro/ENGINEER, Windchill, Windchill PDMLink, Arbortext IsoDraw, Mathcad, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies and products referenced herein have trademarks or registered trademarks of their respective holders.
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PTC Reports First Quarter 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2007	2006	2007	2006
Revenue:
License	$71,336	$54,614	$137,924	$113,141
Service	156,760	145,580	311,839	279,571

Total revenue	228,096	200,194	449,763	392,712

Costs and expenses:
Cost of license revenue(2)	4,211	1,889	7,771	5,192
Cost of service revenue(2)	68,614	63,641	137,182	122,363
Sales and marketing(2)	71,560	64,260	141,121	127,905
Research and development(2)	40,153	35,989	78,137	70,572
General and administrative(2)	20,711	18,039	39,634	37,668
Amortization of acquired intangible assets	1,588	1,288	3,676	2,646

Total costs and expenses	206,837	185,106	407,521	366,346

Operating income	21,259	15,088	42,242	26,366
Other income, net	1,348	804	2,128	1,903

Income before income taxes	22,607	15,892	44,370	28,269
Provision for income taxes	5,208	5,141	11,818	10,002

Net income	$17,399	$10,751	$32,552	$18,267

Earnings per share:(1)
Basic	$0.15	$0.10	$0.29	$0.17
Weighted average shares outstanding	112,845	109,739	112,337	109,560
Diluted	$0.15	$0.09	$0.28	$0.16
Weighted average shares outstanding	117,486	113,403	117,384	112,985
(1)	A two-for-five reverse stock split of our common stock became effective on February 28, 2006. All earnings per share and weighted-average share amounts are presented on a post-split basis.
(2)	Effective July 3, 2005, PTC adopted SFAS 123(R), “Share-Based Payment”. Accordingly, for each of the three and six months ended April 1, 2006 and March 31, 2007, stock-based compensation was accounted for under SFAS 123(R). The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2007	2006	2007	2006
Cost of license revenue	$19	$27	$40	$67
Cost of service revenue	1,768	1,914	3,678	3,861
Sales and marketing	2,326	2,379	3,891	4,694
Research and development	1,629	2,212	3,471	4,317
General and administrative	3,105	3,008	6,397	6,265

Total stock-based compensation	$8,847	$9,540	$17,477	$19,204

PTC Reports First Quarter 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2007	2006	2007	2006
GAAP operating income	$21,259	$15,088	$42,242	$26,366
Stock-based compensation	8,847	9,540	17,477	19,204
Amortization of acquired intangible assets included in cost of license revenue	1,880	772	3,167	1,544
Amortization of acquired intangible assets included in cost of service revenue	17	104	49	104
Amortization of acquired intangible assets	1,588	1,288	3,676	2,646

Non-GAAP operating income	$33,591	$26,792	$66,611	$49,864

GAAP net income	$17,399	$10,751	$32,552	$18,267
Stock-based compensation	8,847	9,540	17,477	19,204
Amortization of acquired intangible assets included in cost of license revenue	1,880	772	3,167	1,544
Amortization of acquired intangible assets included in cost of service revenue	17	104	49	104
Amortization of acquired intangible assets	1,588	1,288	3,676	2,646
Income tax adjustments (3)	(1,523)	93	(1,875)	(465)

Non-GAAP net income	$28,208	$22,548	$55,046	$41,300

GAAP diluted earnings per share	$0.15	$0.09	$0.28	$0.16
Stock-based compensation	0.08	0.08	0.15	0.17
All other items identified above	0.01	0.03	0.04	0.03

Non-GAAP diluted earnings per share	$0.24	$0.20	$0.47	$0.36

Weighted average shares used in calculating Non-GAAP diluted earnings per share (4)	117,486	114,136	117,384	113,828
(3)	Reflects the tax effect of non-GAAP adjustments above.

(4)	Weighted average shares used in calculating non-GAAP diluted earnings per share for the second quarter and first six months of 2006 include 0.7 million and 0.8 million additional shares, respectively, related to outstanding stock options assumed to be repurchased under SFAS 123(R) that would not be assumed to be repurchased under APB No. 25.

PTC Reports First Quarter 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	September 30,
	2007	2006

ASSETS

Cash and cash equivalents	$238,027	$183,448
Accounts receivable, net	185,002	181,008
Property and equipment, net	52,284	51,603
Goodwill and acquired intangibles, net	342,192	327,122
Other assets	162,678	152,263

Total assets	$980,183	$895,444

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deferred revenue	$250,090	$210,997
Other liabilities	235,469	246,348
Stockholders’ equity	494,624	438,099

Total liabilities and stockholders’ equity	$980,183	$895,444

PTC Reports First Quarter 2007 Results

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2007	2006	2007	2006

Cash flows from operating activities:
Net income	$17,399	$10,751	$32,552	$18,267
Stock-based compensation	8,847	9,540	17,477	19,204
Depreciation and amortization	9,687	8,063	19,223	16,124
Accounts receivable, net	23,034	10,441	14,732	5,721
Accounts payable and accruals(5)	6,550	(48)	(21,054)	(28,836)
Deferred revenue	35,899	30,258	21,004	21,311
Other	(8,955)	(8,064)	(7,811)	(12,419)

Net cash provided by operating activities	92,461	60,941	76,123	39,372

Capital expenditures	(6,048)	(4,804)	(12,393)	(8,154)
Acquisitions of businesses, net of cash acquired	—	—	(17,639)	(10,675)
Other financing activities	2,141	1,063	4,353	1,801
Foreign exchange impact on cash	2,132	(187)	4,135	(2,602)

Net change in cash and cash equivalents	90,686	57,013	54,579	19,742
Cash and cash equivalents, beginning of period	147,341	167,152	183,448	204,423

Cash and cash equivalents, end of period	$238,027	$224,165	$238,027	$224,165

(5)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.